Exhibit 4(c)

WAL-MART STORES, INC.

Series Terms Certificate

Pursuant to Section 3.01 of the Indenture

Relating to 4.875% Notes Due 2040

Pursuant to Section 3.01 of the Indenture, dated as of July 19, 2005, as amended and supplemented (the “Indenture”), made between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), Rick W. Brazile, Senior Vice President, Finance, Strategy and Planning of the Company (the “Certifying Authorized Officer”), hereby certifies as follows, and Anthony D. George, Associate General Counsel, Finance and Assistant Secretary of the Company, attests to the following certification. Any capitalized term used herein shall have the definition ascribed to that term as set forth in the Indenture unless otherwise defined herein.

A. This certificate is a Series Terms Certificate contemplated by Section 3.01 of the Indenture and is being executed to evidence the establishment and approval of the terms and conditions of the Series that was established pursuant to Section 3.01 of the Indenture by means of a Unanimous Written Consent of the Executive Committee of the Board of Directors of the Company, dated June 30, 2010 (the “Series Consent”), which Series is designated as the “4.875% Notes Due 2040” (the “2040 Series”), by the Certifying Authorized Officer pursuant to the grant of authority under the terms of the Series Consent.

B. Each of the undersigned has read the Indenture, including the provisions of Sections 1.02 and 3.01 and the definitions relating thereto, and the resolutions adopted in the Series Consent. In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent provided for in the Indenture relating to the execution and delivery by the Trustee of the Indenture, to the creation, establishment and approval of the title, the form and the terms of a Series under the Indenture, and to the authentication and delivery by the Trustee of promissory notes of a Series, have been complied with. In the opinion of the undersigned, (i) all such conditions precedent have been complied with and (ii) there are no Events of Default, or events which, with the passage of time, would become an Event of Default under the Indenture that have occurred and are continuing at the date of this certificate.

C. Pursuant to the Series Consent, the Company is authorized to issue initially $3,000,000,000 aggregate principal amount of promissory notes of the 2040 Series and the other promissory notes of the other series of notes established by the Series Consent. A copy of the Series Consent is attached hereto as Annex A. Any promissory notes that the Company issues that are a part of the 2040 Series (the “2040 Notes”) shall be issued in registered book-entry form and shall be represented by a global security substantially in the form attached hereto as Annex B (the “Form of 2040 Note”). Acting pursuant to authority delegated to the Certifying Authorized Officer pursuant to the Series Consent, the Certifying Authorized Officer has approved and set the aggregate principal amount of the 2040 Notes initially to be issued (the “Initial 2040 Notes”) to be $750,000,000.

D. Pursuant to Section 3.01 of the Indenture, the terms and conditions of the 2040 Series and the 2040 Notes are established and approved to be the following:

1.	Designation:

The Series established by the Series Consent is designated as the “4.875% Notes Due 2040”.

2.	Aggregate Principal Amount:

The 2040 Series is not limited as to the aggregate principal amount of all the promissory notes of the 2040 Series that the Company may issue. The Company is issuing the Initial 2040 Notes in an aggregate original principal amount of $750,000,000.

3.	Maturity:

Final maturity of the 2040 Notes shall be July 8, 2040.

4.	Interest:

a.	Rate

The 2040 Notes shall bear interest at the rate of 4.875% per annum, which interest shall commence accruing from and including July 8, 2010.

b.	Payment Dates

Interest shall be payable on the 2040 Notes semi-annually in arrears on January 8 and July 8 of each year, commencing on January 8, 2011, to the person or persons in whose name or names the 2040 Notes are registered at the close of business on the immediately preceding January 1 or July 1, as the case may be. Interest on the 2040 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

5.	Currency of Payment:

The principal and interest payable with respect to the 2040 Notes shall be payable in United States dollars.

6.	Payment Places:

All payments of principal of, and interest on, the 2040 Notes shall be made as set forth in Section 5 of the Form of 2040 Note.

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7.	Optional Redemption Features:

There shall be no optional redemption feature with respect to the 2040 Notes.

There shall be no sinking fund with respect to the 2040 Notes.

8.	Special Redemption Features, etc.:

None.

9.	Denominations:

$2,000 and integral multiples of $1,000 in excess thereof for the 2040 Notes.

10.	Principal Repayment:

100% of the principal amount of the 2040 Notes.

11.	Registrar, Paying Agent and Transfer Agent:

The Bank of New York Mellon Trust Company, N.A. shall be the registrar, paying agent and transfer agent for the 2040 Notes.

12.	Payment of Additional Amounts:

Additional amounts shall not be payable with respect to the 2040 Notes.

13.	Book-Entry Procedures:

The 2040 Notes shall be issued in the form of global notes registered in the name of Cede & Co., as nominee for The Depository Trust Company, and shall be issued in certificated form only in limited circumstances, in each case, as set forth under Sections 11 and 12 of the Form of 2040 Note. The Initial 2040 Notes shall be initially issued in the form of two such global notes, one in the principal amount of $500,000,000 and the other in the principal amount of $250,000,000 and together having an aggregate principal amount of $750,000,000.

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14.	Other Terms:

Sections 2, 3, 4, 5, 6, 8, 9, 10, 11, 12, 13, 14, 15 and 16 of the Form of 2040 Note shall also apply to the 2040 Notes.

The 2040 Notes shall not have any terms or conditions of the type contemplated by clause (ii), (iii), (vi), (vii), (xii), (xiii), (xiv), (xvi), (xvii), (xix) or (xx) of Section 3.01 of the Indenture.

E. The 2040 Notes shall be issued pursuant to and governed by the Indenture. To the extent that the Indenture’s terms apply to the 2040 Notes specifically or apply to the terms of all Securities of all Series established pursuant to and governed by the Indenture, such terms shall apply to the 2040 Notes.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of June 30, 2010.

/s/ Rick W. Brazile
Rick W. Brazile Senior Vice President, Finance, Strategy and Planning

ATTEST:

/s/ Anthony D. George
Anthony D. George Associate General Counsel, Finance and Assistant Secretary

ANNEX A

SERIES CONSENT

UNANIMOUS CONSENT TO ACTION

IN LIEU OF A SPECIAL MEETING

OF THE EXECUTIVE COMMITTEE OF

THE BOARD OF DIRECTORS

OF WAL-MART STORES, INC.

June 30, 2010

S. Robson Walton, H. Lee Scott, Jr., Michael T. Duke and Christopher J. Williams, being all of the members of the Executive Committee of the Board of Directors of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), consent to the adoption of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware (the “DGCL”) by executing this written consent or by electronic transmission as contemplated by Section 141(f) of the DGCL and the Amended and Restated Bylaws of the Company:

WHEREAS, by means of its Registration Statement on Form S-3ASR (Registration No. 333-156724) (the “Registration Statement”), the Company has registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules promulgated thereunder, the offer and sale in one or more offerings of an indeterminate amount of the Company’s debt securities, which debt securities are to be issued pursuant to the terms of the Indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “Indenture”); and

WHEREAS, the Company desires to issue and sell in an underwritten public offering (the “Offering”) pursuant to the Registration Statement senior, unsecured debt securities of the Company having an aggregate principal amount of $3,000,000,000 or such lesser aggregate principal amount as shall be approved by an Authorized Officer (as defined below);

NOW THEREFORE BE IT RESOLVED, that three series of senior, unsecured promissory notes of the Company, one of which series of promissory notes shall mature on or about the fifth anniversary of the date of the initial issuance of promissory notes of that series, the second of which series of promissory notes shall mature on or about the tenth anniversary of the date of the initial issuance of promissory notes of that series and the third of which series of promissory notes shall mature on or about the thirtieth anniversary of the date of the initial issuance of promissory notes of that series, or, in the case of each such series of promissory notes shall mature on such earlier or later date as shall be approved by an Authorized Officer (which, if a later date, shall not be more than 30 days following such anniversary of the initial date of issuance of promissory notes of such series) and otherwise having the terms established as provided in these resolutions or as shall be established in accordance with these resolutions (the “July 2010 Notes”) shall be, and they hereby are, created, established and authorized for issuance and sale pursuant to the terms of the Indenture; and be it

FURTHER RESOLVED, that each series of the July 2010 Notes shall have such terms, including the rate at which interest will accrue on, and the exact maturity date of, the Promissory Notes (as defined below) of that series of the July 2010 Notes, and shall be in such form as shall be established and approved by one or more of the Chairman of the Board of Directors, the Chief Executive Officer, any Vice Chairman, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Controller and the Treasurer of the Company (each an “Authorized Officer”) in accordance with the provisions of Section 3.01 of the Indenture pursuant to the authority granted by these resolutions, which approval will be conclusively evidenced by that Authorized Officer’s or those Authorized Officers’ execution of a Series Terms Certificate (as defined in the Indenture) with respect to that series of the July 2010 Notes; and be it

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them hereby is, authorized, in the name and on behalf of the Company, to establish and to approve the terms and conditions of each series of the July 2010 Notes, to set the aggregate principal amount of the promissory notes of each series of the July 2010 Notes to be issued and sold in the Offering, to determine that no promissory notes of one or more series of the July 2010 Notes will be issued and sold in the Offering, and to approve the form, terms and conditions of the instruments representing the promissory notes of each series of the July 2010 Notes to be issued and sold, including the global notes representing such promissory notes (collectively, the “Promissory Notes”); and be it

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute the Promissory Notes for each series of the July 2010 Notes having an aggregate principal amount to be determined to be for sale in the Offering by one or more Authorized Officers pursuant to the authority delegated hereby, as provided in the Indenture, and to deliver the Promissory Notes to the Indenture Trustee for authentication and delivery in accordance with the terms of the Indenture; provided, that the aggregate principal amount of July 2010 Notes issued pursuant to the authority granted by these resolutions shall not exceed $3,000,000,000; and be it

FURTHER RESOLVED, that the Indenture Trustee shall be, and it hereby is, authorized and directed to authenticate and deliver the Promissory Notes relating to each series of the July 2010 Notes to or upon the written order of the Company in an aggregate principal amount determined by the Authorized Officers, as provided in the Indenture; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to perform its obligations under the Promissory Notes issued and sold by the Company and its obligations under the Indenture, as those obligations relate to the Promissory Notes; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to enter into, execute and deliver, and perform its obligations under, and each Authorized Officer is authorized to execute and deliver, for and on behalf of the Company, a Pricing Agreement and an Underwriting Agreement (collectively, the “Underwriting Agreement”) between the Company and Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. and any other underwriters named therein (collectively, the “Underwriters”), providing for the sale by the Company and the purchase by the Underwriters of Promissory Notes having an aggregate principal amount not to exceed $3,000,000,000, which aggregate principal amount of all of the Promissory Notes of the July 2010 Notes to be issued and sold and the aggregate principal amount of all of the Promissory Notes of each series of July 2010 Notes to be issued and sold shall be determined by one or more Authorized Officers, such determination to be evidenced by the execution and delivery of the Underwriting Agreement by an Authorized Officer on behalf of the Company and any other agreements necessary to effectuate the intent of these resolutions, the Underwriting Agreement and any other such agreements to be in the form and to contain the terms, including the price to be paid to the Company by the Underwriter for the Promissory Notes of each series of July 2010 Notes being purchased pursuant to the Underwriting Agreement, and conditions as the Authorized Officer executing the same approves, such approval to be conclusively evidenced by that Authorized Officer’s execution and delivery of the Underwriting Agreement or other agreement; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to sell the Promissory Notes of each series of July 2010 Notes to the Underwriters pursuant to the Underwriting Agreement at the price or prices set forth in, and pursuant to the other terms and conditions of, the Underwriting Agreement; and be it

FURTHER RESOLVED, that the Company shall be, and it hereby is, authorized to issue one or more global notes to represent the promissory notes of each series of the July 2010 Notes authorized and to be issued and sold in accordance with these resolutions and not otherwise issue the Promissory Notes of either series of the July 2010 Notes in definitive form, which global notes shall be in such form as the Authorized Officer executing the same shall approve, such approval to be conclusively evidenced by that Authorized Officer’s execution and delivery of such global notes, and to permit each global note representing promissory notes of each series of the July 2010 Notes to be registered in the name of a nominee of The Depository Trust Company (“DTC”) and beneficial interests in the global notes representing the Promissory Notes to be otherwise shown on, and transfers of such beneficial interests effected through, records maintained by DTC and its participants; and be it

FURTHER RESOLVED, that the signatures of the Authorized Officers executing any Promissory Note may be the manual or facsimile signatures of the present or any future Authorized Officers and may be imprinted or otherwise reproduced thereon, and any such facsimile signature shall be binding upon the Company, notwithstanding the fact that at the time the Promissory Notes are authenticated and delivered and disposed of, the person signing the facsimile signature shall have ceased to be an Authorized Officer; and be it

FURTHER RESOLVED, that, without in any way limiting the authority heretofore granted to any Authorized Officer, the Authorized Officers shall be, and each of them singly is, authorized and empowered to do and perform all such acts and things and to execute and deliver, for and on behalf of the Company, any and all agreements, documents and instruments and to take any and all such actions as they may deem necessary, desirable or proper in order to carry out the intent and purpose of the foregoing resolutions and fully to establish each series of the July 2010 Notes and to perform the provisions of the Underwriting Agreement, the Indenture and the Promissory Notes, and to incur on behalf of the Company all such expenses and obligations in connection therewith as they may deem proper.

Dated this 30th day of June 2010

/s/ Michael T. Duke	/s/ S. Robson Walton
Michael T. Duke	S. Robson Walton

/s/ H. Lee Scott, Jr.	/s/ Christopher J. Williams
H. Lee Scott, Jr.	Christopher J. Williams

ANNEX B

FORM OF GLOBAL NOTES

This Note is a global security and is registered in the name of CEDE & CO., as nominee of the Depositary, The Depository Trust Company. Unless and until this Note is exchanged for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary or a nominee of the Depositary to the Depositary or another depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

WAL-MART STORES, INC.

4.875% NOTES DUE 2040

Number A-[ ] $[ ]	CUSIP No.: [ ] ISIN No.: [ ] Common Code: [ ]

WAL-MART STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [                    ] on July 8, 2040 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, computed on the basis of a 360-day year consisting of twelve 30-day months, semi-annually in arrears on January 8 and July 8 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on January 8, 2011, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note from July 8, 2010 or from the most recent January 8 or July 8 to which interest has been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note is registered (the “Holder”) at the close of business on the preceding January 1, in the case of an Interest Payment Date of January 8, and on the preceding July 1, in the case of an Interest Payment Date of July 8 (each, a “Record Date”).

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to in Section 1 hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents by manual or facsimile signature under its corporate seal, attested by its Secretary, one of its Assistant Secretaries, its Treasurer or one of its Assistant Treasurers by manual or facsimile signature.

WAL-MART STORES, INC.

By:
		Name:	Rick W. Brazile
		Title:	Senior Vice President, Finance, Strategy and Planning

[SEAL]	Attest:
		Name:	Anthony D. George
		Title:	Associate General Counsel, Finance and Assistant Secretary

Dated: July 8, 2010

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

WAL-MART STORES, INC.

4.875% NOTES DUE 2040

1. Indenture; Notes. This Note is one of a duly authorized series of Securities of the Company designated as the “4.875% Notes Due 2040” (the “Notes”), initially issued in an aggregate principal amount of $750,000,000 on July 8, 2010. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, as supplemented by the First Supplemental Indenture, dated as of December 1, 2006 (the “Indenture”), by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for their date of issue, issue price and the date from which interest payments thereon shall accrue) so that such additional Securities shall be consolidated and form a single series with the Notes; provided, however, that no additional Securities of any existing or new series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Ranking. The Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

3. Payment of Overdue Amounts. The Company shall pay interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, on overdue principal and overdue installments of interest, if any, from time to time on demand at the interest rate borne by the Notes to the extent lawful.

4. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

5. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

6. No Redemption or Sinking Fund. The Notes are not redeemable prior to maturity and are not subject to a sinking fund.

7. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

8. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

9. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

10. Form and Denominations; Global Notes; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are being issued in the form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Notes and registered in the name of DTC or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (1) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility; (2) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (3) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

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11. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at any office or agency designated and maintained by the Company for such purpose (the “Transfer Agent”) pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 11, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

12. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

13. Appointment of Agents. The Bank of New York Mellon Trust Company, N.A. is hereby appointed (i) the Registrar for the purpose of registering the Notes and transfers and exchanges of the Notes pursuant to the Indenture and this Note, (ii) Paying Agent pursuant to Section 3.04 of the Indenture and (iii) Transfer Agent with respect to the Notes at its offices in the Borough of Manhattan, The City of New York.

14. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

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15. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

16. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

to transfer this Note on the books of Wal-Mart Stores, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date:

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

*    *    *    *    *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT ENT-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian		under the Uniform Gifts to Minors Act
	(Cust)		(Minor)		(State)

Additional abbreviations may also be used although not in the above list.